                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary proxy statement
/x/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                 Chromatics Color Sciences International, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Darby S. Macfarlane
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-22:(1)

- - --------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     $125.00
- - --------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:


     Schedule Preliminary 14A
- - --------------------------------------------------------------------------------
(3)  Filing party:

     Chromatics Color Sciences International, Inc.

- - --------------------------------------------------------------------------------
(4)  Date filed:

     April 29, 1996
- - --------------------------------------------------------------------------------

- - --------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

         The Annual Meeting of Shareholders of Chromatics Color Sciences International, Inc. (the "Company"), a New York corporation, will be held at the offices of the Company at 5 East 80th Street, New York, New York, on Monday, May 20, 1996, at 10:00 A.M., for the following purposes:

                  1. To elect three directors of the Company to serve for a term of one year and until their respective successors shall be elected and shall qualify;

                  2. To consider and act upon a proposal to increase the number of shares from 1,000,000 to 2,000,000 with respect to which options may be granted under the Company's 1992 Stock Option Plan;

                  3. To consider and act upon an amendment to the Company's Certificate of Incorporation to authorize (i) an increase in the number of authorized shares of Common Stock from 25,000,000 to 50,000,000,
         (ii) increase the number of authorized shares of preferred stock from 1,400,000 to 11,400,000 and (iii) the designation of such additional 10,000,000 shares of Preferred Stock as Class B Preferred Stock on the terms described herein;

                  4. To ratify the appointment of Wiss & Company, LLP as auditors of the Company for the year ending December 31, 1996; and

                  5. To consider and act upon such other matters as may properly come before the meeting.

         The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders.

         Only shareholders of record at the close of business on April 1, 1996 are entitled to notice of and to vote at the meeting, including any adjournments thereof.

                                             By order of the Board of Directors

                                             Darby S. Macfarlane
                                             Chairperson of the Board
New York, New York
May 9, 1996

                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                     -------------------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1996

                     -------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC. (the "Company"), a New York corporation, for use at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at the offices of the Company at 5 East 80th Street, New York, New York 10021, on Monday, May 20, 1996, at 10:00 A.M., and at any adjournments thereof.

         Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by such proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. An abstention will have the same effect as a negative vote, but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders because shares held by a broker are not considered to be entitled to vote on matters as to which brokers lack discretionary power.

         Darby Simpson Macfarlane, who is Chief Executive Officer, Assistant Treasurer and a member of the Board of Directors of the Company, possesses in the aggregate the power to vote approximately 2,262,139 shares of the outstanding voting stock of the Company (representing approximately 46% of the shares entitled to vote at the meeting). (See "Security Ownership of Certain Beneficial Owners and Management".) Mrs. Macfarlane has advised the Company that she intends to vote all of the shares which she is entitled to vote in favor of each proposal presented at the Meeting.

         The principal executive offices of the Company are located at 5 East 80th Street, New York, New York 10021. The approximate date on which this Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders is May 10, 1996.


         Shareholders of record of the Company's common stock, par value $0.001 per share (the "Common Stock"), and the Company's preferred stock, par value $0.01 per share, designated as Class A Convertible Preferred Stock (the "Class A Preferred Stock"), at the close of business on April 1, 1996 shall be entitled to one vote for each share then held. On such date, there were outstanding 4,877,346 shares of Common Stock and 1,380,000 shares of Class A Preferred Stock.

Only shareholders of record at the close of business on April 1, 1996 are entitled to notice of and to vote at the meeting, including any adjournments thereof.

                           By order of the Board of Directors

                           Darby S. Macfarlane
                           Chairperson of the Board
New York, New York
May 9, 1996

              IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies and will ensure that your shares are voted.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth certain information as of May 6, 1996 with respect to the number of shares of Common Stock beneficially owned by (i) persons known to the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group.

                                        Number of Shares     Percent of
                                        of Common Stock     Common Stock
Name                                   Beneficially Owned   Outstanding
- - ----                                   ------------------   ------------
Darby Simpson Macfarlane(1)                 2,302,139           36.7%
10 Old Jackson Avenue, #28
Hastings-on-Hudson, NY 10706

David Kenneth Macfarlane(2)                 2,302,139           36.7%
10 Old Jackson Avenue, #28
Hastings-on-Hudson, NY 10706

Leslie Foglesong(3)                            50,000            *
5 East 80th Street
New York, NY 10021

Mellon Bank Corporation(4)                    475,000            9.7%
One Mellon Bank Center
Pittsburgh, PA 15258

Janssen-Meyers Associates, L.P.(5)          1,812,500           27.2%
17 State Street
New York, NY 10001

All directors and officers(6)               2,352,139           37.5%
as a group (4 persons)
- - ------------
*    Less than one percent

(1) Includes all of the 1,380,000 issued and outstanding shares of the Company's redeemable Convertible Preferred Stock owned by Mrs. Macfarlane.

(2) Includes the 1,380,000 issued and outstanding shares of the Company's redeemable Convertible Preferred Stock owned by Mrs. Macfarlane, and the 882,139 issued and outstanding shares of the Company's Common Stock beneficially owned by Mrs. Macfarlane.

(3) Includes 50,000 shares issuable upon the exercise of options which are exercisable within the next 60 days.

(4) Includes indirect beneficial ownership of the holdings of two subsidiaries, Mellon Bank N.A. and the Dreyfus Corporation.

(5)  Includes 1,767,000 shares issuable upon the exercise of Warrants which are exercisable within the next 60 days.

(6) Includes 50,000 shares issuable upon the exercise of options which are exercisable within the next 60 days and 1,380,000 issued and outstanding shares of the Company's redeemable Convertible Preferred Stock.

                             ELECTION OF DIRECTORS

         Three directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting. Proxies received in response to this solicitation will be voted FOR the persons named below unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve; however, should such a situation arise, proxies may be voted for the election of such other person(s) as director(s) as the holders of the proxies may, in their discretion, determine. There is no arrangement or understanding between any director and any other person pursuant to which such person was elected as a director.

         The following table sets forth information concerning each of the directors and executive officers of the Company:

         Name                 Age   Position
         ----                 ---   --------
Darby Simpson Macfarlane      51    Director, Chairperson
                                    of the Board, Chief
                                    Executive Officer,
                                    Assistant Treasurer

David Kenneth Macfarlane      49    Director, Vice President-
                                    Research and Development

Leslie Foglesong              40    Director, Secretary and
                                    Treasurer

Arthur Guiry                  56    President

         Mrs. Macfarlane co-founded the Company in March 1984. She has been Chairperson of the Board, Chief Executive Officer,
Assistant Treasurer and a director of the Company since formation and also served in the capacity of President until April 9, 1995. Prior to such time, Mrs. Macfarlane was the co-founder in 1974 of Personalized Colors, Inc. Commencing in
1978, Mrs. Macfarlane and Mr. Macfarlane led and directed the Company's research and development and mass-manufacturing efforts of the color science technology, instrumentation and cosmetic and related products now offered by the Company.

         Mr. Macfarlane co-founded the Company and is also one of the primary inventors of the patented technologies used in the Colormate II System. In addition, Mr. Macfarlane developed the manufacturing, technical and engineering specifications necessary to have miniaturized and mass manufactured the Colormate II System.

Mr. Macfarlane has been Vice President-Research and Development, and a director of the Company since formation. Prior to 1984, Mr. Macfarlane held a variety of executive positions with finance, sales, marketing, research and development and manufacturing companies in Europe, South Africa and the United States, including International Technical Research and Development, Ltd., and Trumach, Inc.

         Leslie Foglesong has been the Secretary, Treasurer and a director of the Company since its formation.

         From January 1, 1995 to March 1995, Mr. Arthur Guiry provided consulting services to the Company in connection with the marketing of the Company's medical applications for its technology. On April 10, 1995, Mr. Guiry commenced his duties as President under a five year employment agreement which provides Mr. Guiry an annual base salary of $200,000 plus an aggregate of 200,000 options to purchase shares of the Company's Common Stock under the Company's 1992 Stock Option Plan. Mr. Guiry has held positions as an executive in sales for divisions of Bristol-Myers, Smith & Nephew Ltd. and Solzer for the past 18 years. He also holds a physics degree from Manhattan College.

         Darby Simpson Macfarlane and David Kenneth Macfarlane are the founders of the Company and, as such, may be deemed "promoters" of the Company as those terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended. Darby Simpson Macfarlane and David Kenneth Macfarlane are wife and husband, although they are currently separated. There is no family relationship among any other directors or executive officers of the Company.

         The Company has agreed with the placement agent of the Company's 1995 private placement offering of Common Stock (the "Offering") that the Company will use its best efforts to elect the placement agent's designee to the Company's Board of Directors for a period of five years following the completion of the Offering. To date, the placement agent has not requested election of any designee.

         Directors are elected annually by the shareholders and hold office until the next annual meeting and until their respective successors are elected and qualified.

         During the fiscal year ended December 31, 1995, the Company's Board of Directors met on nine occasions. All of the directors participated in all such meetings.

         The Board of Directors has not established any standing audit, nominating or compensation committees. The functions that otherwise would be performed by such committees are performed by the full Board of Directors.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A
             VOTE IN FAVOR OF THE RE-ELECTION OF THE THREE NOMINEES
                      TO THE COMPANY'S BOARD OF DIRECTORS

Executive Officers

         Executive officers are elected by the Board of Directors, serve at the direction of the Board and hold office until their respective successors are elected and qualified.

Executive Compensation

Summary Compensation Table

         The following table summarizes all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer, President and Vice President of Research and Development for services rendered in all capacities to the Company for the fiscal year ended December 31, 1995. No other executive officer of the Company received total salary and bonus in excess of $100,000 during such period. During 1995, no options were granted to the chief executive officer, while 200,000 options were granted to the president. See "Employment Agreements."

                                                                                  Long-Term            All Other
                                                 Annual Compensation             Compensation         Compensation
                                                 -------------------             ------------         ------------
                                                                                    Awards
Name and                                                                            ------
Principal                                                         Salary            Options
Position                                      Year                 ($)                (#)
- - --------                                      ----               --------           -------
Darby S. Macfarlane,                          1993                129,808(1)           0              $ 4,423(2)
  Chief Executive Officer                     1994                125,000              0               85,000(3)
                                              1995                125,037              0               26,689(4)


Arthur Guiry, President                       1995                168,101(5)        200,000


David Kenneth Macfarlane,                     1993                103,846              0
  Vice President,                             1994                100,000              0
  Research and Development                    1995                114,037(6)           0

- - ------------------------
(1)  Includes $4,808 paid in 1993 with respect to services rendered in 1992.

(2) Represents dollar value of insurance premiums paid by the Company during 1993 with respect to term life insurance and disability insurance.


(3) Represents payment pursuant to Mrs. Macfarlane's employment agreement, under which she is entitled to receive 33% of the first $1,000,000 of the Company's net recovery in excess of $2,000,000 from the Avon lawsuit.

(4) Represents interest payments pursuant to the $262,400 balance owed to Mrs. Macfarlane pursuant to the Avon Settlement.

(5) Includes $23,000 of fees paid to Mr. Guiry in 1995 as a consultant prior to his employment as President.

(6) Includes $14,000 of fees paid to Mr. Macfarlane in 1995 in connection with research and development activities.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year End Option Values


                                                                                                      Value of
                                                                                 Number of           Unexercised
                                                                                Unexercised          In-the-Money
                                                                                 Options at            Options
                                                                                   Fiscal             at Fiscal
                                                                                  Year-End            Year-End(2)
                                             Shares                             -------------        -------------
                                            Acquired
                                               on              Value            Exercisable/         Exercisable/
                                            Exercise         Realized(1)        Unexercisable        Unexercisable
                                              (#)               ($)                 (#)                    $
- - ----                                       ---------         --------            --------            -------------
Darby Simpson Macfarlane                    52,312           $305,764            40,000/0            60,000/0
Arthur Guiry(3)                              N/A               N/A              0/200,000            0/125,000
David Kenneth Macfarlane                     N/A               N/A               40,000/0            60,000/0

- - ---------------------------
(1) Based on the fair market value of securities underlying the options minus the exercise price of the options on March 28, 1996. On March 28, 1996, the closing bid price of the Common Stock on NASDAQ was $7.375.

(2) Based on the fair market value of securities underlying the options minus the exercise price of the options at the fiscal year end. At December 29, 1995 (the last business day of the fiscal year), the closing bid price of the Common Stock on NASDAQ was $4.00. On March 31, 1995, Mrs. Macfarlane exercised an option to purchase 52,312 shares of Common Stock at an exercise price of $1.53 per share. On January 26, 1996, Mrs. Macfarlane exercised an option to purchase 40,000 shares of Common Stock at an exercise price of $2.50. On April 23, 1996, Mr. Macfarlane exercised an option to purchase 40,000 shares of Common Stock at an exercise price of

     $2.50 per share.

(3)  Of these 200,000 options, 66,666 were exercisable on March 20, 1996.

Compensation of Directors

         The current directors do not receive any compensation or reimbursement of expenses for their attendance at Board of Directors' meetings.

Employment Agreements

         The Company has entered into separate employment agreements with each of Darby Simpson Macfarlane and David Kenneth Macfarlane, providing for Mrs. Macfarlane's employment as Chief Executive Officer and for Mr. Macfarlane's employment as Vice President, Research and Development. The agreements with Mrs. and Mr. Macfarlane provide for current annual base salaries in 1996 of $125,000 and $125,000, respectively, subject to annual increases at the discretion of the board of directors. In addition, Mrs. Macfarlane's agreement provides for a bonus payment of 33% of the first million of the Company's net recovery in excess of $2,000,000 from the Avon Litigation. Mrs. Macfarlane is to receive $361,200, of which $98,800 has been paid. The remaining $262,400 is currently payable and accrues interest at the rate of 10% per annum. Under the agreements, the Company is obligated to provide Mr. Macfarlane with $300,000 and Mrs. Macfarlane with a $500,000 term life insurance policy and disability insurance. The Company maintains key man life insurance on each of Mrs. and Mr. Macfarlane in the amount of $1,000,000.

         The agreements provide for the payment of termination benefits by the Company if employment thereunder is terminated (i) by the Company for any reason other than death, disability or "cause" as set forth therein or (ii) by reason of death or disability. If Mr. or Mrs. Macfarlane's employment is terminated by the Company for any reason other than death, disability or "cause," the Company is required by each agreement to pay to the terminated employee an amount equal to the greater of (a) the aggregate base salary payable for the remainder of the employment period of the agreement and (b) the aggregate base salary payable thereunder for two years, plus, in each case, an amount not less than any bonus granted by the Board of Directors of the Company to the employee in the year immediately preceding the year in which termination occurred. If the employee's employment is terminated by reason of death or disability, the Company is required to pay to Mrs. Macfarlane and Mr. Macfarlane, as applicable, an amount equal to two years aggregate base salary in the case of Mrs. Macfarlane, and one year's base salary in the case of Mr. Macfarlane, plus in each case an amount not less than the pro rata portion of any bonus granted to the employee in the year immediately preceding the year in such termination occurs.

         The Company has entered into a five year employment agreement, commencing on April 10, 1995, with Arthur Guiry providing for Mr. Guiry to serve as President of the Company. The agreement provides for an annual base salary of

$200,000, subject to annual increases at the discretion of the Board of Directors, plus options to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $3.375 per share under the Company's 1992 Stock Option Plan. Mr. Guiry shall be entitled to an annual bonus subject to the discretion of the Board of Directors. The Company, at its option, can maintain key-man insurance on Mr. Guiry in the amount of $1,000,000.

         The agreement provides for the payment of termination benefits by the Company if employment thereunder is terminated by the Company for any reason other than death, disability, "cause" as set forth therein, or voluntary resignation. If Mr. Guiry's employment is terminated by the Company for any reason other than death, disability, "cause," or voluntary resignation, the Company is required to pay to Mr. Guiry an amount equal to the aggregate base salary for the remainder of the employment period plus an amount equal to the bonus granted for the year immediately preceding the year in which such termination occurs. If Mr. Guiry's employment is terminated by reason of death, disability, cause or voluntary resignation, he will not receive any other compensation besides accrued salary through the date of such termination and an amount equal to the pro rata portion of any bonus granted for the year immediately proceeding the year in which such termination occurs.

         The Company has entered into separate five year employment agreements commencing on August 21, 1995, with Arthur Rocco and Mark Harwood, providing for each to serve as an engineer of the Company (the "Agreements"). Mr. Rocco's agreement provides for an annual base salary of $75,000 per annum, subject to annual increases at the discretion of the Board of Directors, plus options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.6875 per share under the Company's 1992 Stock Option Plan. Mr. Harwood's agreement provides for an annual base salary of $55,000 per annum, subject to annual increases at the discretion of the Board of Directors, plus options to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $2.6875 per share under the Company's 1992 Stock Option Plan.

         The Agreements provide for the payment of termination benefits by the Company if employment thereunder is terminated by the Company for any reason other than death, disability, "cause" as set forth therein, or voluntary resignation. If employment is terminated by the Company for any reason other than death, disability, "cause," or voluntary resignation, the Company is required to pay an amount equal to the aggregate base salary for the remainder of the employment period. If employment is terminated by reason of death, disability, "cause," or voluntary resignation, no compensation will be received other than accrued salary through the date of such termination.

         All of the agreements described above prohibit disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and provide certain non-competition and non-solicitation restrictions on the employee for the duration of employment with the Company, and for one year thereafter.

Filing Requirements

         The Company became subject to the reporting requirements of Section 13 of the Exchange Act on February 5, 1993 and, accordingly, the Company's officers, directors and greater than 10 percent beneficial owners were subject to the reporting requirements of Section 16(a) of the Exchange Act during the year ended December 31, 1993. The Company believes that except as described below, during the fiscal year ended December 31, 1995, all filing requirements under Section 16(a) applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

         Janssen/Meyers Associates, L.P., a direct beneficial owner of more than 10 percent of the Company's Common Stock, Meyers Janssen

Securities Corporation, Bruce Meyers and Peter Janssen, each as indirect beneficial owners of more than 10 percent of the Company's Common Stock by virtue of ownership of Janssen/Meyers Associates, L.P. and Meyers Janssen Securities Corporation, as applicable, failed to file on a timely basis seven Form 4s with respect to twenty-four transactions one of which was filed on August 31, 1995, four of which were filed in December 1995, and two of which were filed in April 1996.

         Leslie Foglesong, an executive officer and director of the Company, failed to file on a timely basis one Form 4 pertaining to an option grant effected in September 1995. This form was subsequently filed in December, 1995.

                  INCREASE IN THE NUMBER OF SHARES SUBJECT TO
                      THE COMPANY'S 1992 STOCK OPTION PLAN

         On February 10, 1992, the Board of Directors of the Company adopted a Stock Option Plan (the "Plan"), which was approved by the shareholders of the Company on February 10, 1992. The Plan currently authorizes the Company to grant options to purchase an aggregate of 1,000,000 shares of Common Stock. The Plan has only 302,500 shares remaining available for grant which, the Board of Directors believes, is inadequate for retaining existing employees and attracting new employees and consultants to the Company. The Board of Directors believes that the grant of stock options are an integral part of compensation packages to be offered to the Company's employees and consultants, and will become more important as the Company seeks additional consulting support to implement its long range business plan for commercialization of its technologies for medical applications in detecting certain diseases. Management believes that options align the interests of the recipients with those of the Company's stockholders and is an effective method to attract and retain employees and consultants.

         On April 26, 1996, the Board of Directors unanimously adopted, and recommends that the stockholders approve, an increase of 1,000,000 in the number of shares with respect to which options may be granted pursuant to the Plan, thus increasing the shares of Common Stock subject to the Plan from 1,000,000 to 2,000,000 shares.


         The affirmative vote of holders of a majority of the issued and outstanding Common Stock and Preferred Stock voting as a single class is necessary for approval of the increase in the number of shares subject to the Plan.

         Proxies received in response to this solicitation will be voted FOR the proposal to effect the increase in the number of shares subject to the Plan set forth below unless otherwise specified in the proxy. THE BOARD OF DIRECTORS OF THE COMPANY

UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO EFFECT THE PROPOSED INCREASE IN THE NUMBER OF SHARES SUBJECT TO THE PLAN.

         If the increase in the number of shares subject to the Plan is not approved, the Plan will continue to remain in effect in its present form.

Nature and Purpose of the Plan

         The purpose of the Plan is to induce certain individuals to remain in the employ or service of the Company and to attract new employees. Options granted under the Plan are intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422A(b) of the Internal Revenue Code of 1986 (the "Code"), as amended, or as non-incentive stock options ("NISOs").

Duration and Modification

         The Plan will terminate not later than February 10, 2002. The Board of Directors may at any time terminate the Plan or make such modifications to the Plan as it may deem advisable. However, the Board may not, without approval by the shareholders of the Company, increase the number of shares of Common Stock as to which options may be granted under the Plan, change the manner of determining option prices, change the class of persons eligible to participate in the Plan or extend the period during which an option may be granted or exercised.

Securities Subject to the Plan

         1,000,000 shares of Common Stock are available for issuance upon exercise of options granted under the Plan. If the proposed increase in the number of shares subject to the Plan is adopted, such amount will be increased to 2,000,000 shares.

         The closing bid price of the Common Stock on the NASDAQ over-the-counter market on May 6, 1996 was $10.75 per share.

Eligibility and Extent of Participation

         The Plan provides for discretionary grants of options to employees and consultants of the Company (including any director or officer who is also an employee) who have agreed to remain in the employ of the Company for a period of at least one year from the date of grant of the option. As of May 6, 1996, 49 persons were eligible to receive options and options had been granted to 18 such persons pursuant to the Plan.

Exercise of Options

         Unless otherwise determined by the Board of Directors at the time of grant thereof, an option will be exercisable one-third after the first anniversary of the date of grant, two-thirds after the second anniversary of the date of grant and in full after the third anniversary of the date of grant.

         An option may be exercised by a written notice with respect to a specified number of shares and payment of the exercise price for the number of shares so specified. The exercise price of an option may be paid in cash or in shares of Common Stock.

         ISOs can be exercised to purchase shares of Common Stock at not less than the fair market value thereof on the date of grant, or 110% of such fair market value with respect to an employee who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a NISO may not be less than 85% of the fair market value thereof on the date of grant.

         No option granted pursuant to the Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to employees who own more than 10% of the total combined voting power of all classes of stock of the Company at the time the ISO is granted may not be exercised after five years after the date of grant. No employee may be granted ISOs which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant. No option granted under the Plan is transferable by the optionee other than by death.

         Generally, an option may be exercised only while the recipient is in the active employ or service of the Company, or within 90 days after termination of employment by reason of retirement or disability, or within one year after termination of employment by reason of death.

         In the event of the death of an optionee, each option granted to the optionee shall become immediately exercisable in full, provided such option is exercised before the earlier of the expiration of one year from the date of such optionee's death or the date specified in such option.

         In the event that an optionee leaves the employ or ceases to serve as a director of the Company or its subsidiaries, whether by reason of retirement at age 65 or as a result of disability or upon termination without cause, each option granted to the optionee shall become immediately exercisable in full, provided such option is exercised before the earlier of 90 days from the date of such retirement or disability or the date specified in such option.

         In the event that an optionee leaves the employ or ceases to serve as a director of the Company or its subsidiaries, whether voluntarily or upon termination without cause, for any reason other than death, retirement or disability, each option granted to him shall terminate immediately.

         If the fair market value of the Common Stock declines below the option price of any option (other than options granted to non-employee directors), the Committee (with the prior approval of the Board of Directors) may adjust, reduce, or cancel and regrant such option or take any similar action it deems to be for the benefit of the optionee in light of such declining value.

         The number of shares available for grant under the Plan and covered by each option granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Board of Directors, in the event of any other change affecting the number or kind of the Company's outstanding Common Stock. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the exercisability of all outstanding options and terminate the same within a reasonable time thereafter.

Federal Income Tax Consequences of Issuance and Exercise of Options

         The following discussion of the Federal income tax consequences of the granting and exercise of options under the Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

Non-Incentive Stock Options:

         No income will be recognized by an optionee at the time a NISO is granted.

         Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary income will also constitute wages subject to the withholding of income and payroll taxes and Medicare tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

         Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option.

          If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

         The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his or her NISO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

Incentive Stock Options:

         In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company.

         The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

         If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

         If an optionee makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the optionee for the requisite holding period.

         For purposes of the alternative minimum tax, an ISO is treated as if it were a NISO. This means, among other things, that the spread on the exercise of an ISO will be considered as part of the optionee's income for the purposes of the alternative minimum tax.

                PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE
           OF INCORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF
        AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 50,000,000,
          AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF PREFERRED
        STOCK FROM 1,400,000 TO 11,400,000, AND THE DESIGNATION OF SUCH
           ADDITIONAL 10,000,000 SHARES OF PREFERRED STOCK AS CLASS B
                                PREFERRED STOCK

         The Company's Certificate of Incorporation presently authorizes the issuance of 25,000,000 shares of Common Stock. As of April 1, 1996, 4,877,346 shares were issued and outstanding, 3,124,575 shares of Common Stock are reserved for issuance upon the exercise of warrants, 1,250,000 are reserved for issuance upon conversion of the Company's 3% Convertible Debentures, 1,380,000 are reserved for issuance upon conversion of the Company's outstanding Class A Preferred Stock, an aggregate of 1,000,000 additional shares of Common Stock are reserved for issuance under the 1992 Stock Option Plan and pursuant to other options issued by the Company and an aggregate of 230,000 shares of Common Stock are reserved for issuance upon exercise of the option and warrants granted to the underwriter of the Company's initial public offering. Accordingly, there are 13,138,079 authorized shares that are unissued and not reserved for issuance.

         The Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to adopt and approve an amendment (the "Certificate Amendment") to the Company's Certificate of Incorporation to authorize an increase in the number of authorized shares of Common Stock from 25,000,000 to 50,000,000, an increase in the number of authorized shares of preferred stock from 1,400,000 to 11,400,000, and the designation of such additional 10,000,000 shares of Preferred Stock as Class B Preferred Stock. Other than in respect of the possible issuance of shares of Common Stock pursuant to the increase in the number of options covered by the 1992 Stock Option Plan, the Company does not have any present plans to issue any additional shares of Common Stock.

         The authorization of the Class B Preferred Stock would provide the Board of Directors with the authority to issue Class B Preferred Stock in one or more series and to fix the voting powers, dividend rates, conversion rights, redemption prices, other special rights and qualifications, and the limitations or restrictions of each series, all without further vote or action by the stockholders. The Company has no present plans to issue any shares of the Class B Preferred Stock without a shareholder vote.

         It is not possible to state the actual effect of the authorization of the Class B Preferred Stock upon the rights of holders of the Common Stock,

until the Board of Directors determines the specific rights of the holders of the series of Class B Preferred Stock. However, the issuance of any such Class B Preferred Stock could have an adverse effect on the rights of holders of Common Stock. Such effects might include (i) restrictions on dividends on the Common Stock if dividends of the Class B Preferred Stock have not been paid; (ii) dilution of the voting power of the Common Stock to the extent that the Class B Preferred Stock has voting rights; (iii) dilution of the equity interest of the Common Stock to the extent that the Class B Preferred Stock is converted into Common Stock or other securities of the Company; or (iv) the Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted the holders of the Class B Preferred Stock.

         Issuance of the Class B Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of, and could be useful for the purpose of, discouraging certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares of Common Stock over the then current market prices, and may limit the ability of the holders of Common Stock to approve transactions that they may deem to be desirable.

         The text of the Certificate Amendment is set forth as Exhibit A hereto.

         The affirmative vote of holders of a majority of the issued and outstanding Common Stock and Preferred Stock voting as a single class is necessary for adoption of the Certificate Amendment.

         Proxies received in response to this solicitation will be voted FOR the proposal to adopt and approve the Certificate Amendment. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO ADOPT AND APPROVE THE CERTIFICATE AMENDMENT.

                             SELECTION OF AUDITORS

         The Board of Directors has selected Wiss & Company, LLP, independent auditors, to serve as auditors of the Company for the fiscal year ending December 31, 1996. Although shareholder ratification of the Board of the Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to consider the selection of other auditors for the current fiscal year.

         Representatives of Wiss & Company, LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

         Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors unless otherwise specified in the proxy. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF WISS & COMPANY, LLP.

                                 MISCELLANEOUS

         Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy material and form of proxy relating to that Annual Meeting by January 10, 1997.

         The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter or business at the Meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with the solicitation. Solicitation may be made by mail, telephone and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

         The Company's Annual Report on Form 10-KSB will be distributed to shareholders with this mailing.

                                             By order of the Board of Directors,

                                             Darby Simpson Macfarlane
                                             Chairperson of the Board
New York, New York
May 9, 1996

                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 20, 1996

               This Proxy is solicited by the Board of Directors.

         The undersigned shareholder of Chromatics Color Sciences International, Inc. (the "Company") hereby appoints Darby Simpson Macfarlane and Leslie Foglesong, or either of them, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all shares of the Common Stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 5 East 80th Street, New York, New York at 10:00 A.M., on May 20, 1996, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Meeting and any adjournments thereof.

         Unless otherwise specified, this proxy will be voted "FOR" the election of all nominees as directors of the Company, "FOR" the proposal to increase the number of shares from 1,000,000 to 2,000,000 with respect to which options may be granted under the Company's 1992 Stock Option Plan, "FOR" the Certificate Amendment, "FOR" the ratification of Wiss & Company, LLP as auditors of the Company and in the discretion of the proxies with respect to all other matters which may properly come before the Meeting and any adjournments thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

         Please mark boxes  /x/   / /  in blue or black ink.

1.       Election of Directors

    / /  FOR all nominees listed       / /   WITHHOLD AUTHORITY to
         below (except as marked             vote for all nominees
         to the contrary below)              listed below

         Nominees:         Darby Simpson Macfarlane, David Kenneth
                           Macfarlane and Leslie Foglesong

         Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

         _______________________________________________________________________

2. Increase in the number of shares subject to the Company's Stock Option Plan from 1,000,000 to 2,000,000.


             / /  FOR     / /  AGAINST    / /  ABSTAIN

3.       Amendment to the Company's Certificate of Incorporation to authorize
         (i) an increase in the number of authorized shares of Common Stock from 25,000,000 to 50,000,000; (ii) an increase in the number of authorized shares of Preferred Stock from 1,400,000 to 11,400,000; and (iii) the designation of such additional 10,000,000 shares of Preferred Stock as Class B Preferred Stock.

             / /  FOR     / /  AGAINST    / /  ABSTAIN

4. Ratification of the selection of Wiss & Company, LLP as auditors of the Company for the year ending December 31, 1996.

             / /  FOR     / /  AGAINST    / /  ABSTAIN

5. In their discretion, on any other matters that may properly come before the Meeting and any adjournments thereof.

                                   Dated:  ______________, 1996

                                   ________________________________
                                     Signature of Shareholder(s)

                                   ________________________________
                                       Name of Shareholder(s)

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

                                                                       EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                            ------------------------
                            Under Section 805 of the
                            Business Corporation Law
                            ------------------------

         We, the undersigned, Darby S. Macfarlane, Chief Executive Officer, and Leslie Foglesong, Secretary, of Chromatics Color Sciences International, Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York, do hereby certify as follows:

         1.       The name of the Corporation is CHROMATICS COLOR
SCIENCES INTERNATIONAL, INC.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on March 30, 1984. The
Corporation was formed under the name Chromatics International, Inc.

         3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to: (i) increase the number of authorized shares of Common Stock of the Company from 25,000,000 shares, par value $.001, to 50,000,000 shares, par value $.001, and (ii) increase the number of authorized shares of preferred stock from 1,400,000 shares of class A Preferred Stock, par value $.01 per share, to a total of 11,400,000 shares of preferred stock, 1,400,000 of which shall continue to be the existing Class A Preferred Stock, par value $.01 per share, and the balance of which shall be designated 10,000,000 shares of Class B Preferred Stock, no par value.

         4.       To accomplish the foregoing,

                  (i) Article FOURTH paragraph A of the Certificate of Incorporation of the Corporation, relating to the authorized shares of the Corporation, is hereby amended to read in its entirety as follows:

                           "FOURTH: A. Authorization.  The
                  Corporation shall have the authority to
                  issue 50,000,000 shares of common stock (the
                  "Common Stock"), par value $0.001 per share, and 11,400,000 shares of preferred stock
                  (the "Preferred Stock"), 1,400,000 shares shall be designated as Class A Preferred Stock,

                  having a par value of $0.01 per share and 10,000,000 shares of preferred stock shall be designated as Class B Preferred Stock, having no par value.

                           The relative rights, preferences and limitations of
                  the shares of Common Stock, Class A Preferred Stock and Class B Preferred Stock, shall be as hereinafter provided in Article FOURTH."

and (ii) that Article FOURTH paragraph D is now designated Article FOURTH paragraph E, and that a new Article FOURTH paragraph D be added to the Certificate of Incorporation to read in its entirety as follows:

                  "D.  Class B Preferred Stock.

                           The Board of Directors of the Corporation is
                  authorized, subject to the limitations prescribed by law, to provide for the issuance of the Class B Preferred Stock in series, to establish the number of shares to be included in each series and to fix the designation and the relative rights, preferences and limitations of the Class B Preferred Stock of each series. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

                           (i) The number of shares of Class B Preferred Stock constituting that series and the distinctive designation of that series.

                           (ii) The dividend rate on the Class B Preferred Stock of that series and whether dividends shall be cumulative and, if so, from which date or dates.

                           (iii) Whether the Class B Preferred Stock of that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

                           (iv) Whether the Class B Preferred Stock of that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, without limiting the generality thereof, provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine.

                           (v) Whether the Class B Preferred Stock of that series shall be redeemable and, if so, the terms and conditions of such redemption, including, without limiting the generality thereof, the date or dates upon or after which such Class B Preferred Stock shall be redeemable and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates.

                           (vi) The rights of the Class B Preferred Stock of that series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         5. The foregoing amendments to the Certificate of Incorporation of the Corporation have been duly authorized by unanimous consent of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on said amendments to the Certificate of Incorporation.

         IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm under the penalties of perjury that the statements made herein are true this 20th day of May, 1996.

                                          ________________________________
                                              Darby Simpson Macfarlane,
                                              Chief Executive Officer

                                          ________________________________
                                              Leslie Foglesong,
                                              Secretary